UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2006

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2006, the Board of Directors (the “Board”) of Electronic Arts Inc. (“EA”), upon the recommendation of the Nominating and Governance Committee of the Board, approved and adopted the following amendments to EA’s Bylaws (“Bylaws”):

•	Section 1.5 of the Bylaws was amended to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (a “Majority Vote”). Directors will continue to be elected by plurality vote at any meeting of stockholders for which (i) EA’s Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Sections 1.2 and 1.3 of the Bylaws and (ii) such nomination has not been withdrawn on or prior to the tenth day preceding the date EA first mails its notice of meeting for such meeting to its stockholders.

•	Section 1.5 was further amended to provide that, if a director fails to receive a Majority Vote in an uncontested election, the Nominating and Governance Committee of the Board will consider whether the director has, in accordance with EA’s Corporate Governance Guidelines, previously submitted an irrevocable resignation contingent upon (i) his or her failure to receive a Majority Vote and (ii) acceptance by the Board of Directors of such resignation and, if so, will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. Section 1.5 of the Bylaws requires the Board to act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of the election results and to publicly disclose its decision promptly thereafter.

•	The advanced notice provisions of Section 1.2 were expanded to require an appropriate stockholder notice to include, among other things, a statement as to whether the person to be nominated for director by a stockholder, if elected and in accordance with EA’s Corporate Governance Guidelines, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election.

The amendments to the Bylaws became effective on November 8, 2006. EA’s Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01. Other Events.

On November 8, 2006, in connection with the amendments to EA’s Bylaws referred to in Item 5.03 above, the Board, upon the recommendation of the Nominating and Governance Committee, approved and adopted the following amendments to EA’s Corporate Governance Guidelines (“Guidelines”):

•	The Guidelines were amended to (i) reiterate the majority voting standard provided for in the Bylaws, (ii) state the Board’s expectation that a director will tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election, (iii) require that, in determining whether to recommend a director for re-election, the Nominating and Governance Committee shall consider whether he or she has previously submitted an irrevocable resignation, as described below, (iv) require that the Board only nominate candidates for election or re-election as a director who have previously tendered or, in the case of candidates who have not yet become members of the Board, have agreed to tender promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (a) a failure to receive the required majority vote at the next annual or special meeting at which they face re-election in an uncontested election, and (b) Board acceptance of such resignation, and (v) require the Board to fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of irrevocable resignation tendered by other directors in accordance with the Guidelines.

•	The Guidelines were also amended to provide that, if an incumbent director fails to receive the required majority vote in an uncontested election, (i) the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board, (ii) the Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation, (iii) the Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation, and (iv) the Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

The amendments to the Guidelines became effective on November 8, 2006. The Guidelines are available on EA’s website at investor.ea.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Electronic Arts Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: November 13, 2006	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Electronic Arts Inc.